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                                                                      EXHIBIT 16



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                   Re:    Panoramic Care Systems, Inc.

We have been informed by Panoramic Care Systems, Inc. (the "Company") that it has replaced us with Rubin, Brown, Gornstein & Co., LLP as the Company's independent accountants for the year ending December 31, 2000.

We have read Item 4 of the Company's Current Report on Form 8-K dated January 4, 2001 and are in agreement with the statements contained in the second and third paragraphs therein.

                                   Very truly yours,

                                   Hein + Associates, LLP